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                                                                      EXHIBIT 11

                              BIG CITY RADIO, INC.

                       COMPUTATION OF EARNINGS PER SHARE

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
                                                                                           THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                          1999           1998
                                                                                      -------------  -------------
Net loss............................................................................  $  (6,215,000) $  (3,286,000)
                                                                                      -------------  -------------
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Weighted average number of shares outstanding--basic:
  Weighted average number of common shares outstanding..............................     14,069,275     13,976,520
Dilutive effect of stock options after application of treasury stock method.........             --             --
                                                                                      -------------  -------------
Weighted average number of shares outstanding.......................................     14,069,275     13,976,520
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Net loss per share:
  Basic and dilutive (a)............................................................  $       (0.44)         (0.24)
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(a) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three months ended March 31, 1999 and 1998, the Company had a loss from continuing operations.